UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2018

LOWE’S COMPANIES, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1000 Lowe’s Blvd., Mooresville, NC	28117
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, Lowe’s Companies, Inc. (the “Company”) announced the appointment of David M. Denton as Executive Vice President, Chief Financial Officer of the Company. Mr. Denton will succeed Marshall A. Croom, current Executive Vice President, Chief Financial Officer, whose previously reported retirement becomes effective October 5, 2018. Mr. Denton currently serves as Executive Vice President and Chief Financial Officer of CVS Health Corporation and will join the Company shortly after the closing of the CVS acquisition of Aetna, Inc., which is expected to occur in the second half of 2018. As part of the transition, on October 2, 2018, the Board of Directors of the Company appointed Tiffany L. Mason as Interim Chief Financial Officer, in addition to her duties as Senior Vice President, Corporate Finance and Treasurer, effective from October 5, 2018 until Mr. Denton joins the Company.

Ms. Mason, 43, has served as Senior Vice President, Corporate Finance and Treasurer of the Company since 2015, Vice President, Finance and Treasurer from 2013 until 2015, Vice President, Investor Relations from 2010 until 2013 and Director, External Reporting and Accounting Policy from 2006 until 2010. Before joining the Company in 2006, Ms. Mason served as Vice President, SEC Reporting at Bank of America Corp.

There are no family relationships between Ms. Mason and any director or executive officer of the Company, and Ms. Mason has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	LOWE’S COMPANIES, INC.

	By:	/s/ Ross W. McCanless
	Name:	Ross W. McCanless
	Title:	Executive Vice President, General Counsel and Corporate Secretary